Exhibit 99.1

Stanley S. Beard
500 W. Texas Avenue, Suite 705
Midland, Texas 79701

December 1, 2008

Mr. Clayton W. Williams
Chairman of the Board
Clayton Williams Energy, Inc.
6 Desta Drive, Suite 3000
Midland, Texas 79705

Dear Clayton:

Please accept this letter as my resignation as a Director of Clayton Williams Energy, Inc. effective as of the date hereof.

It has been a pleasure to serve as a Director of the Company and I look forward to the Company’s great success in the future.

Very truly yours,

/s/ Stanley S. Beard
Stanley S. Beard

SSB/mmb